EXHIBIT 31.4
I, Danny C. Herron, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the period ended September 30, 2005, of Advanced Energy Industries, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 1, 2011

/s/ Danny C. Herron
Danny C. Herron
Executive Vice President and Chief Financial Officer
A signed original of this written statement required by Rule 13a-14(a)/15d-14(a), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Rule 13a-14(a)/15d-14(a), has been provided to Advanced Energy and will be retained by Advanced Energy and furnished to the Securities and Exchange Commission or its staff upon request.